Exhibit 99.1

For Immediate Release

Ominto Names Jeff Schuett EVP of Operations and Solutions Development

Seasoned Customer-Centric Development Leader and Technology Visionary Joins Ominto Executive Management Team

SEATTLE, WA and BELLEVUE, WA – November 3, 2015 – Ominto, Inc. (OTC PINK: OMNT), the global leader in online Cash Back shopping, today announced that Jeff Schuett has been named Executive Vice President of Operations and Solutions Development, reporting directly to Ivan Braiker, Ominto’s President and Chief Executive Officer. Mr. Schuett will be based in Ominto’s corporate headquarters in Seattle.

Mr. Schuett joins Ominto with more than 20 years’ experience in managing software development, technology strategy, analytics, and collaboration groups and has a proven track record in working with emerging trends. Mr. Schuett was previously Global Chief Technology Officer and Head of Development at Lightspeed GMI, where he built both business-to-consumer (B2C) and business-to-business (B2B) software solutions. Mr. Schuett has been directly responsible for developing high-quality solutions at some of the world’s most distinguished companies including Allscripts Healthcare, LexisNexis and Thomson Reuters Elite. His technology and development roles include managing large international teams in a variety of business disciplines including SaaS, on-premise, hosted, content management, analytics, mobile and search. Mr. Schuett has broad operations experience including tenure at both VantageMed and AVST and services expertise from his previous positions at NEC and Trintech among others. Mr. Schuett is highly regarded for his unique combination of technical expertise, business acumen, communication and relationship-building skills as well as his career-long history of delivering high-quality solutions and in exceeding revenue, profitability, and client satisfaction objectives.

“Jeff brings to Ominto a deep understanding of building and deploying Commercial Software, Search, Content Management, and Productivity tools, and in executing successful IT strategies in a diverse variety of industry sectors,” said Mr. Braiker. “He has enjoyed a long career of developing software systems and solutions and contributed to building world-class organizations. Furthermore, Jeff’s significant experience in technology operations has spanned the globe with companies or partners in North America, South America, EMEA, India and Asia-Pacific. We welcome him to the Ominto team and look forward to his contributions.”

Ominto will include a global commerce technology platform that enables shoppers to earn Cash Back on all of their online purchases. Ominto.com will be the technology platform behind the Ominto Partner Program, which will operate co-branded and white label sites on behalf of global businesses and non-profit partners. Powered by Ominto.com, these sites will act as powerful fundraising platforms for Ominto Partners, helping them diversify their revenue streams while building loyalty among shoppers, employees, investors and donors who earn Cash Back on everyday purchases.

Partnering with thousands of the world’s leading shopping and travel brands, Ominto.com will provide members with a Cash Back earning platform for online purchases from their favorite shopping sites – without changing everyday shopping habits.

For more information, please visit Ominto’s corporate website http://inc.ominto.com.

About Ominto, Inc.

Ominto, Inc. is a global ecommerce leader and pioneer of online Cash Back shopping, delivering value-based shopping and travel deals through its international network of shopping websites and Partner sites. At, Ominto.com or at Partner sites powered by Ominto.com, consumers will shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. Ominto.com will feature thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto Partner will offer a customized co-branded version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cash Back for shoppers on each transaction.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Ominto's strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "target" or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management's beliefs, intentions or goals. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cash Back program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or generate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing Partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to Ominto's ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for Ominto's business; Ominto's ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; Ominto's ability to manage international business uncertainties; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Contact: Ominto, Inc.

Tom Vogl

investorrelations@dublicorp.com

(561) 362-2399